EXHIBIT NO. 99.1(b)

                            MFS/SUN LIFE SERIES TRUST
                                  on behalf of:

                         Global Asset Allocation Series
                                       and
                        Global Telecommunications Series

     Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust dated May 1, 2001, as amended (the "Declaration"), of MFS/Sun Life Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby certify that the Global Asset Allocation Series and the Global Telecommunications Series, each a series of the Trust, have been terminated.


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     IN WITNESS WHEREOF, the undersigned have executed this certificate this 9th day of September, 2003.


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SAMUEL ADAMS                            DERWYN F. PHILLIPS
---------------------------             ------------------
Samuel Adams                            Derwyn F. Phillips
3 Overledge Road                        29 Northstone Road, Unit 6
Manchester, MA  01944                   Swampscott,  MA  01907


J. KERMIT BIRCHFIELD                    C. JAMES PRIEUR
---------------------------             ------------------
J. Kermit Birchfield                    C. James Prieur
33 Way Road                             60 Douglas Drive
Gloucester, MA 01930                    Toronto, Ontario
                                        M4W 2B3, Canada

ROBERT C. BISHOP                        RONALD G. STEINHART
---------------------------             -------------------
Robert C. Bishop                        Ronald G. Steinhart
1199 Madia Street                       25 Robledo Drive
Pasadena, CA  91103                     Dallas, TX  75230



FREDERICK H. DULLES                     HAVILAND WRIGHT
---------------------------             ---------------
Frederick H. Dulles                     Haviland Wright
180 East Bay Street                     4610 Kapuna Road
Charleston, SC  29401                   Kilauea HI  96754


DAVID D. HORN
---------------------------
David D. Horn
257 Lake Street
New Vineyard, ME  04956